UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
November 17, 2005
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-1097283 (I.R.S. Employer Identification No.)

3760 River Run Drive Birmingham, Alabama (Address of principal executive offices)	35243 (Zip Code)

(205) 970-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into A Material Definitive Agreement

On Thursday, November 17, 2005, Vesta Insurance Group, Inc. entered into a Settlement and Standstill Agreement with Newcastle Partners, L.P and several of its affiliates and nominees named on Schedule A thereto (the "Newcastle Group") concerning the election of directors to Vesta's Board of Directors and related matters, a copy of which is attached as Exhibit 10.1 to this report. Pursuant to the Agreement:

•	The Newcastle Group agreed to withdraw its nominees for election by the stockholders at Vesta's annual meeting of stockholders held November 17, 2005 and to vote in favor of the Company's nominees - Tambra L.G. Bailie, Norman W. Gayle III and Michael J. Gough - as Class III directors with terms to expire at the annual meeting of stockholders to be held in 2008;

•	Vesta agreed to convene a board meeting within three days of the annual meeting, at which the board agreed to adopt resolutions to expand its number of seats from 9 to 10, by expanding Class III to include 4 directorships;

•	Mr. Gayle agreed to resign as a Class III director, and the Board has agreed to appoint Mr. Gayle to fill an existing vacancy in Class I, with a term to expire at the annual meeting to be held in 2006; and

•	Vesta's board agreed to appoint Mark J. Morrison and Mark E. Schwarz as Class III directors to fill the vacancies created by Mr. Gayle's resignation and the expansion of the number of directorships in Class III from 3 to 4.

Also in connection with this settlement, Vesta's Board of Directors agreed to follow the recommendation of the Company's stockholders with respect to Newcastle's proposal that it be reimbursed up to $400,000 of expense incurred in connection with its efforts to gain board seats at Vesta. This proposal was submitted for adoption by the Company's stockholders at the November 17, 2005 and passed with more than a majority of the votes cast at the meeting.

In addition, for a five (5) month period, Newcastle generally agreed to limit its acquisitions and dispositions of Vesta's common stock and to refrain from taking certain actions with respect to its investment in Vesta's common stock, all as set forth in further detail in the Settlement Agreement.

Newcastle Partners, L.P. is the beneficial owner of an aggregate of 3,050,700 shares of Common Stock of Vesta Insurance Group, Inc. ("Vesta" or the "Company"), representing approximately 8.2% of the outstanding Common Stock of the Company.

Item 5.02 - Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

On Monday, November 21, 2005, Norman W. Gayle III resigned as a Class III member of the Board of Directors of Vesta Insurance Group, Inc. Immediately following Mr. Gayle's resignation as a Class III director, the remaining Board of Directors elected Mr. Gayle to fill a vacancy in Class I with a term to expire at the annual meeting of stockholders to be held in 2006. The Board of Directors also adopted resolutions to expand its number to 10, to expand Class III to include 4 directorships, and to elect Mark J. Morrison and Mark E. Schwarz as Class III directors to fill the vacancies created by Mr. Gayle's resignation and the expansion of the number of directorships in Class III from 3 to 4.

Each of the foregoing actions and resolutions were taken or adopted pursuant to a Settlement and Standstill Agreement dated November 17, 2005 between Vesta and Newcastle Partners, L.P and several of its affiliates and nominees named on Schedule A thereto, a copy of which is attached as Exhibit 10.1 to this report.

Newcastle Partners, L.P. is the beneficial owner of an aggregate of 3,050,700 shares of Common Stock of Vesta Insurance Group, Inc. ("Vesta" or the "Company"), representing approximately 8.2% of the outstanding Common Stock of the Company. Mark E. Schwarz is the managing member of Newcastle Capital Group, L.L.C., a Texas limited liability company, which is the general partner of Newcastle Capital Management, L.P., a Texas limited partnership, which in turn is the general partner of Newcastle Partners, L.P., a Texas limited partnership. Pursuant to the Settlement and Standstill Agreement described above, Vesta's Board of Directors agreed to follow the recommendation of the Company's stockholders with respect to Newcastle's proposal that it be reimbursed up to $400,000 of expense incurred in connection with its efforts to gain board seats at Vesta. This proposal was submitted for adoption by the Company's stockholders at the November 17, 2005 and passed with more than a majority of the votes cast at the meeting.

Item 9.01    Financial Statements and Exhibits.

                (d)   Attached hereto as Exhibit 10.1 is a copy of the Settlement and Standstill Agreement dated November 17, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of November 22, 2005.

VESTA INSURANCE GROUP, INC. By: /s/ Donald W. Thornton —————————————— Its: Senior Vice President — General Counsel and Secretary